UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15491	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 25, 2012, KEMET Corporation (the “Company”) committed to a global restructuring plan to respond to the continued economic slowdown.  The Company will incur a charge to earnings related to one-time termination benefits.   This action will affect approximately 420 employees representing 4% of the global workforce.   The charge for one-time termination benefits are estimated to be $8.0 million to $9.0 million of which approximately $7.0 million is expected to be accrued in the quarter ending September 30, 2012.  The expected future total cash expenditures are estimated to be $8.0 million to $9.0 million and are expected to occur over several quarters during fiscal years 2013 and 2014.  Management expects to complete all of the reduction in force actions by the first half of fiscal year 2014.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	News Release, dated July 26, 2012 issued by the Company.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012	KEMET Corporation

	By:	/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer